Exhibit 99.1

Xylem Inc.
301 Water Street SE, Suite 200
Washington, DC 20003
Tel +1.202.869.9150

Contacts:	Media	Investors
	Houston Spencer +1 (914) 240-3046	Keith Buettner +1 (724) 772-1531
	houston.spencer@xylem.com	keith.buettner@xylem.com

Xylem Reports Fourth Quarter and Full Year 2024 Results

Fourth-Quarter Highlights
•Orders of $2.2 billion, up 7% on a reported and organic basis
•Revenue of $2.3 billion, up 7% on a reported and organic basis
•Earnings per share of $1.34, up 22%; $1.18 on an adjusted basis, up 19%

Full-Year Highlights
•Revenue of $8.6 billion, up 16% on a reported basis and 6% organically
•Earnings per share of $3.65, up 31%; $4.27 on an adjusted basis, up 13%
•2025 full-year adjusted earnings per share guidance range of $4.50 to $4.70

WASHINGTON, D.C., Feb. 4, 2025 -- Xylem Inc. (NYSE: XYL), a leading global water solutions company dedicated to solving the world’s most challenging water issues, today reported fourth-quarter and full-year 2024 results. The Company’s total revenue of $2.3 billion surpassed prior guidance, on strong execution and demand. Fourth-quarter earnings also exceeded Xylem’s previous guidance.

“The team delivered a strong fourth quarter to close a record-breaking year for Xylem,” said Matthew Pine, Xylem’s CEO. “We set new benchmarks for full-year revenue, net income and adjusted EBITDA margins, and earnings per share, with the team showing great operating discipline across the portfolio. All segments delivered strong Q4 orders growth, giving us momentum coming into 2025 on resilient underlying demand.”

“In a year of transition and transformation, the team focused on what matters while delivering on the initiatives that have laid the foundation for sustainable growth and value creation. Our 2025 guidance reflects the team’s commitment to our long-term framework as we continue to enable our customers to address the world’s greatest water challenges.”

Net income for the quarter was $326 million, or $1.34 per share. Net income margin increased 190 basis points to 14.5 percent. These results are driven by a non-recurring gain on the remeasurement of our previously held equity interest in Idrica and strong operational performance, partially offset by non-recurring tax benefits in the prior year, a loss on sale of businesses, and increased restructuring and realignment costs. Adjusted net income was $287 million, or $1.18 per share, which excludes the impacts of the gain on remeasurement of previously held equity investment, loss on sale of businesses, purchase accounting intangible amortization, restructuring and realignment costs, and special charges.

Fourth-quarter adjusted earnings before interest, tax, depreciation, and amortization (EBITDA) margin was 21.0 percent, reflecting a year-over-year increase of 140 basis points. Productivity savings, strong price realization and higher volume drove the margin expansion, exceeding the impact of inflation and strategic investments.

The Board of Directors of Xylem has declared a first-quarter dividend of $0.40 per share, an increase of 11 percent. The dividend is payable on March 19, 2025, to shareholders of record as of February 18, 2025.

Outlook

Xylem forecasts full-year 2025 revenue of approximately $8.6 to $8.7 billion, up approximately 0 to 2 percent on a reported basis and up approximately 3 to 4 percent on an organic basis.

Full-year 2025 adjusted EBITDA margin is expected to be approximately 21.3 to 21.8 percent, an increase of 70 to 120 basis points from Xylem’s 2024 adjusted results. Full-year free cash flow margin is expected to be approximately 9 to 10 percent.

Further 2025 planning assumptions are included in Xylem’s fourth-quarter 2024 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Supplemental information on Xylem’s fourth-quarter earnings, as well as definitions of and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###
About Xylem

Xylem (XYL) is a Fortune 500 global water solutions company that empowers customers and communities to build a more water-secure world. Our 23,000 diverse employees delivered revenue of $8.6 billion in 2024, optimizing water and resource management with innovation and expertise. Join us at www.xylem.com and Let’s Solve Water.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions on our markets, customers’ operating conditions and demand; geopolitical events, conditions and volatility, including protectionism and other anti-global sentiment, possible escalation of the conflicts involving Russia and Ukraine, and the Middle East, and regulatory, economic and other risks associated with our global sales, supply chain and operations; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, tight labor markets, prevailing price changes, new or additional tariffs and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our connected products and services; lack of availability or delays in receiving parts and raw materials from our supply chain, including electronic components (in particular, semiconductors); disruptions in operations at our facilities or that of third parties upon which we rely; uncertainty related to the realization of revenue synergies related to our acquisition of Evoqua Water Technologies Corp.; safe and compliant treatment and handling of water, wastewater and hazardous materials; failure to successfully execute large projects, including meeting performance guarantees and customers’ budgets, timelines and safety requirements; our ability to retain and attract leadership and other key talent, as well as competition for overall talent and labor; defects, security, warranty and liability claims, and recalls related to our products; uncertainty around our simplification, productivity, restructuring and realignment actions and related costs, savings and business impacts; our ability to execute strategic investments for growth, including acquisitions and divestitures; availability, regulation or interference with radio spectrum used by certain of our products; volatility in served markets or impacts on our business and operations due to weather conditions, including the effects of climate change; risks related to our sustainability commitments and related voluntary or required disclosures; fluctuations in foreign currency exchange rates; difficulty predicting our financial results; risk of future impairments to goodwill and other intangible assets; changes in our effective tax rates or tax expenses; regulatory and financial market risks related to our pension and other defined benefit plans; failure to comply with, or changes in, laws or regulations, including related to our business conduct, operations, products and services, including anti-corruption, data privacy and security, trade, competition, the environment, climate change and health and safety; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; matters related to intellectual property infringement or expiration of rights; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors, to our business, operating results, financial condition, outlook, or strategy, to our impacts on sustainability matters or other parties, or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on: standards for measuring progress that are still developing; internal controls and processes that continue to evolve; third-party data, review, representations, or certifications; information from acquired entities, which may be subject to ongoing review, may not yet or ever be integrated into our reporting processes, and may not be reconcilable with our processes; and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

Year Ended December 31,	2024	2023	2022
Revenue from products	$7,095	$6,291	$4,978
Revenue from services	1,467	1,073	544
Revenue	8,562	7,364	5,522
Cost of revenue from products	4,250	3,817	3,002
Cost of revenue from services	1,100	830	436
Cost of revenue	5,350	4,647	3,438
Gross profit	3,212	2,717	2,084
Selling, general and administrative expenses	1,911	1,757	1,227
Research and development expenses	230	232	206
Restructuring and asset impairment charges	62	76	29
Operating income	1,009	652	622
Interest expense	44	49	50
U.K. pension settlement expense	—	—	140
Gain on remeasurement of previously held equity interest	152	—	—
Other non-operating income, net	16	33	7
(Loss) Gain on sale of businesses	(46)	(1)	1
Income before taxes	1,087	635	440
Income tax expense	197	26	85
Net income	890	609	355
Earnings per share:
Basic	$3.67	$2.81	$1.97
Diluted	$3.65	$2.79	$1.96
Weighted average number of shares:
Basic	242.6	217.0	180.2
Diluted	243.5	218.2	181.0

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

December 31,	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,121	$1,019
Receivables, less allowances for discounts, returns and credit losses of $59 and $56 in 2024 and 2023, respectively	1,668	1,617
Inventories	996	1,018
Assets held for sale	77	—
Prepaid and other current assets	232	230
Total current assets	4,094	3,884
Property, plant and equipment, net	1,152	1,169
Goodwill	7,980	7,587
Other intangible assets, net	2,379	2,529
Other non-current assets	892	943
Total assets	$16,497	$16,112
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,006	$968
Liabilities held for sale	21	—
Accrued and other current liabilities	1,271	1,221
Short-term borrowings and current maturities of long-term debt	25	16
Total current liabilities	2,323	2,205
Long-term debt, net	1,991	2,268
Accrued post-retirement benefit obligations	304	344
Deferred income tax liabilities	497	557
Other non-current accrued liabilities	500	562
Total liabilities	5,615	5,936
Redeemable noncontrolling interest	235	—
Stockholders’ equity:
Common stock — par value $0.01 per share:
Authorized 750.0 shares, issued 259.2 and 257.6 shares in 2024 and 2023, respectively	3	3
Capital in excess of par value	8,687	8,564
Retained earnings	3,140	2,601
Treasury stock – at cost 16.2 shares and 16.0 shares in 2024 and 2023, respectively	(753)	(733)
Accumulated other comprehensive loss	(435)	(269)
Total stockholders’ equity	10,642	10,166
Non-controlling interest	5	10
Total equity	10,647	10,176
Total liabilities and stockholders’ equity	$16,497	$16,112

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

Year Ended December 31,	2024	2023	2022
Operating Activities
Net income	$890	$609	$355
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	258	193	111
Amortization	304	243	125
Deferred income taxes	(36)	(79)	(64)
Share-based compensation	56	60	37
Restructuring and asset impairment charges	62	76	29
U.K. pension settlement expense	—	—	140
Loss (gain) from sale of businesses	46	1	(1)
Gain on remeasurement of previously held equity interest	(152)	—	—
Other, net	4	—	(4)
Payments for restructuring	(32)	(30)	(11)
Contributions to post-retirement benefit plans	(25)	(25)	(19)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(107)	(87)	(192)
Changes in inventories	(41)	41	(147)
Changes in accounts payable	64	22	117
Changes in accrued liabilities	17	(4)	57
Changes in accrued and deferred taxes	14	(109)	57
Net changes in other assets and liabilities	(59)	(74)	6
Net Cash — Operating activities	1,263	837	596
Investing Activities
Capital expenditures	(321)	(271)	(208)
Proceeds from the sale of property, plant and equipment	4	1	4
Acquisitions of businesses, net of cash acquired	(193)	(476)	—
Proceeds from sale of businesses	11	105	1
Cash received from investments	6	1	5
Cash paid for investments	(11)	(1)	(11)
Cash paid for equity investments	(6)	(57)	(3)
Cash received from interest rate swaps	—	38	—
Cash received from cross-currency swaps	29	28	28
Settlement of currency forward agreement	—	—	(10)
Other, net	(1)	4	3
Net Cash — Investing activities	(482)	(628)	(191)
Financing Activities
Short-term debt repaid	(268)	—	—
Long-term debt issued, net	1	278	—
Long-term debt repaid, net	(17)	(160)	(527)
Repurchase of common stock	(20)	(25)	(52)
Proceeds from exercise of employee stock options	67	62	8
Dividends paid	(350)	(299)	(217)
Other, net	(28)	(13)	(2)
Net Cash — Financing activities	(615)	(157)	(790)
Effect of exchange rate changes on cash	(53)	23	(20)
Cash classified within assets held for sale	(11)	—	—
Net change in cash and cash equivalents	102	75	(405)
Cash and cash equivalents at beginning of year	1,019	944	1,349
Cash and cash equivalents at end of year	$1,121	$1,019	$944
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$67	$69	$76
Income taxes (net of refunds received)	$219	$211	$91

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures.
“Free Cash Flow Conversion” defined as Free Cash Flow, or Adjusted Free Cash Flow as applicable; divided by net income, excluding the gain on sale of businesses and other non-recurring, significant non-cash impacts, such as non-cash impairment charges and significant deferred tax items. "Adjusted Free Cash Flow" used in Free Cash Flow Conversion defined as free cash flow adjusted for significant cash items for which the corresponding income statement impact does not occur within the same fiscal year.
"Free Cash Flow Margin" defined as free cash flow, adjusted for significant cash paid or received for non-operational tax, acquisition or divestiture activities; divided by revenue.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as non-recurring costs incurred by the Company, such those related to acquisitions and integrations, divestitures and non-cash impairment charges.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)					(As Adjusted - Organic)				Constant Currency
		(A)	(B)			(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2024 v. 2023	% Change 2024 v. 2023	Book-to-Bill	Acquisitions/ Divestitures	FX Impact	Change Adj. 2024 v. 2023	% Change Adj. 2024 v. 2023
	2024	2023

Year Ended December 31
Xylem Inc.	8,730	7,501	1,229	16%	102%	(891)	11	349	5%	17%
Water Infrastructure	2,727	2,313	414	18%	107%	(243)	2	173	7%	18%
Applied Water	1,824	1,770	54	3%	102%	—	3	57	3%	3%
Measurement and Control Solutions	1,672	1,670	2	0%	89%	(5)	—	(3)	—%	—%
Water Solutions and Services	2,507	1,748	759	43%	107%	(643)	6	122	7%	44%

Quarter Ended December 31
Xylem Inc.	2,196	2,044	152	7%	97%	(5)	5	152	7%	8%
Water Infrastructure	691	633	58	9%	95%	—	3	61	10%	10%
Applied Water	442	420	22	5%	97%	—	—	22	5%	5%
Measurement and Control Solutions	473	442	31	7%	101%	(5)	1	27	6%	7%
Water Solutions and Services	590	549	41	7%	97%	—	1	42	8%	8%

Quarter Ended September 30
Xylem Inc.	2,201	2,031	170	8%	105%	—	(4)	166	8%	8%
Water Infrastructure	700	656	44	7%	112%	—	(4)	40	6%	6%
Applied Water	437	422	15	4%	98%	—	—	15	4%	4%
Measurement and Control Solutions	386	343	43	13%	84%	—	(2)	41	12%	12%
Water Solutions and Services	678	610	68	11%	118%	—	2	70	11%	11%

Quarter Ended June 30
Xylem Inc.	2,087	1,856	231	12%	96%	(265)	11	(23)	(1)%	13%
Water Infrastructure	690	563	127	23%	109%	(89)	5	43	8%	23%
Applied Water	465	445	20	4%	102%	—	3	23	5%	5%
Measurement and Control Solutions	384	470	(86)	(18)%	80%	—	1	(85)	(18)%	(18)%
Water Solutions and Services	548	378	170	45%	91%	(176)	2	(4)	(1)%	46%

Quarter Ended March 31
Xylem Inc.	2,246	1,570	676	43%	110%	(621)	(1)	54	3%	43%
Water Infrastructure	646	461	185	40%	113%	(154)	(2)	29	6%	40%
Applied Water	480	483	(3)	(1)%	110%	—	—	(3)	(1)%	(1)%
Measurement and Control Solutions	429	415	14	3%	93%	—	—	14	3%	3%
Water Solutions and Services	691	211	480	227%	123%	(467)	1	14	7%	228%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2024 v. 2023	% Change 2024 v. 2023	Acquisitions/ Divestitures	FX Impact	Change Adj. 2024 v. 2023	% Change Adj. 2024 v. 2023
	2024	2023

Year Ended December 31
Xylem Inc.	8,562	7,364	1,198	16%	(786)	12	424	6%	16%
Water Infrastructure	2,555	2,215	340	15%	(221)	4	123	6%	16%
Applied Water	1,793	1,853	(60)	(3)%	—	2	(58)	(3)%	(3)%
Measurement and Control Solutions	1,871	1,612	259	16%	(4)	—	255	16%	16%
Water Solutions and Services	2,343	1,684	659	39%	(561)	6	104	6%	39%

Quarter Ended December 31
Xylem Inc.	2,256	2,118	138	7%	(4)	7	141	7%	7%
Water Infrastructure	727	674	53	8%	—	4	57	8%	8%
Applied Water	454	457	(3)	(1)%	—	1	(2)	0%	0%
Measurement and Control Solutions	469	437	32	7%	(4)	—	28	6%	7%
Water Solutions and Services	606	550	56	10%	—	2	58	11%	11%

Quarter Ended September 30
Xylem Inc.	2,104	2,076	28	1%	—	(6)	22	1%	1%
Water Infrastructure	623	612	11	2%	—	(5)	6	1%	1%
Applied Water	447	465	(18)	(4)%	—	(2)	(20)	(4)%	(4)%
Measurement and Control Solutions	458	413	45	11%	—	(1)	44	11%	11%
Water Solutions and Services	576	586	(10)	(2)%	—	2	(8)	(1)%	(1)%

Quarter Ended June 30
Xylem Inc.	2,169	1,722	447	26%	(302)	13	158	9%	27%
Water Infrastructure	631	519	112	22%	(84)	6	34	7%	23%
Applied Water	456	478	(22)	(5)%	—	4	(18)	(4)%	(4)%
Measurement and Control Solutions	482	384	98	26%	—	2	100	26%	26%
Water Solutions and Services	600	341	259	76%	(218)	1	42	12%	76%

Quarter Ended March 31
Xylem Inc.	2,033	1,448	585	40%	(480)	(2)	103	7%	40%
Water Infrastructure	574	410	164	40%	(137)	(1)	26	6%	40%
Applied Water	436	453	(17)	(4)%	—	(1)	(18)	(4)%	(4)%
Measurement and Control Solutions	462	378	84	22%	—	(1)	83	22%	22%
Water Solutions and Services	561	207	354	171%	(343)	1	12	6%	171%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		Q4		YTD
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Total Revenue
• Total Xylem	2,033	1,448	2,169	1,722	2,104	2,076	2,256	2,118	8,562	7,364
• Water Infrastructure	574	410	631	519	623	612	727	674	2,555	2,215
• Applied Water	436	453	456	478	447	465	454	457	1,793	1,853
• Measurement and Control Solutions	462	378	482	384	458	413	469	437	1,871	1,612
• Water Solutions and Services	561	207	600	341	576	586	606	550	2,343	1,684
• Corporate/Other	—	—	—	—	—	—	—	—	—	—
Operating Income (Loss)
• Total Xylem	209	131	253	119	280	191	267	211	1,009	652
• Water Infrastructure	60	46	78	70	96	84	122	75	356	275
• Applied Water	61	83	71	84	71	73	68	70	271	310
• Measurement and Control Solutions	70	26	79	29	66	35	32	43	247	133
• Water Solutions and Services	50	18	47	26	63	33	59	55	219	132
• Corporate/Other	(32)	(42)	(22)	(90)	(16)	(34)	(14)	(32)	(84)	(198)
Operating Margin
• Total Xylem	10.3%	9.0%	11.7%	6.9%	13.3%	9.2%	11.8%	10.0%	11.8%	8.9%
• Water Infrastructure	10.5%	11.2%	12.4%	13.5%	15.4%	13.7%	16.8%	11.1%	13.9%	12.4%
• Applied Water	14.0%	18.3%	15.6%	17.6%	15.9%	15.7%	15.0%	15.3%	15.1%	16.7%
• Measurement and Control Solutions	15.2%	6.9%	16.4%	7.6%	14.4%	8.5%	6.8%	9.8%	13.2%	8.3%
• Water Solutions and Services	8.9%	8.7%	7.8%	7.6%	10.9%	5.6%	9.7%	10.0%	9.3%	7.8%
• Corporate/Other	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Special Charges
• Total Xylem	16	25	13	67	7	24	21	22	57	138
• Water Infrastructure	2	—	4	12	(2)	6	6	10	10	28
• Applied Water	—	—	—	—	—	—	—	—	—	—
• Measurement and Control Solutions	—	2	1	—	2	1	9	1	12	4
• Water Solutions and Services	9	—	3	7	1	9	2	6	15	22
• Corporate/Other	5	23	5	48	6	8	4	5	20	84
Restructuring & Realignment Costs
• Total Xylem	15	11	29	37	11	34	36	24	91	106
• Water Infrastructure	7	3	2	2	6	2	15	11	30	18
• Applied Water	2	3	2	2	2	6	9	3	15	14
• Measurement and Control Solutions	2	5	2	3	(1)	6	7	5	10	19
• Water Solutions and Services	3	—	23	8	4	9	5	3	35	20
• Corporate/Other	1	—	—	22	—	11	—	2	1	35
Purchase Accounting Intangible Amortization Adjustment
• Total Xylem	54	18	57	36	52	66	53	56	216	176
• Water Infrastructure	19	1	17	8	11	15	12	23	59	47
• Applied Water	—	—	—	—	—	—	—	—	—	—
• Measurement and Control Solutions	14	14	14	15	15	14	15	14	58	57
• Water Solutions and Services	21	3	26	13	26	37	26	19	99	72
• Corporate/Other	—	—	—	—	—	—	—	—	—	—

Adjusted Operating Income
• Total Xylem	294	185	352	259	350	315	377	313	1,373	1,072
• Water Infrastructure	88	50	101	92	111	107	155	119	455	368
• Applied Water	63	86	73	86	73	79	77	73	286	324
• Measurement and Control Solutions	86	47	96	47	82	56	63	63	327	213
• Water Solutions and Services	83	21	99	54	94	88	92	83	368	246
• Corporate/Other	(26)	(19)	(17)	(20)	(10)	(15)	(10)	(25)	(63)	(79)
Adjusted Operating Margin
• Total Xylem	14.5%	12.8%	16.2%	15.0%	16.6%	15.2%	16.7%	14.8%	16.0%	14.6%
• Water Infrastructure	15.3%	12.2%	16.0%	17.7%	17.8%	17.5%	21.3%	17.7%	17.8%	16.6%
• Applied Water	14.4%	19.0%	16.0%	18.0%	16.3%	17.0%	17.0%	16.0%	16.0%	17.5%
• Measurement and Control Solutions	18.6%	12.4%	19.9%	12.2%	17.9%	13.6%	13.4%	14.4%	17.5%	13.2%
• Water Solutions and Services	14.8%	10.1%	16.5%	15.8%	16.3%	15.0%	15.2%	15.1%	15.7%	14.6%
• Corporate/Other	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q4 2024				Q4 2023
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,256	—		2,256	2,118	—		2,118
Operating Income	267	110	a	377	211	102	a	313
Operating Margin	11.8%			16.7%	10.0%			14.8%
Interest Expense	(9)	—		(9)	(14)	—		(14)
Other Non-Operating Income (Expense)	5	—		5	14	—		14
Gain on remeasurement of previously held equity interest	152	(152)	b	—	—	—		—
Gain/(Loss) from sale of businesses	(40)	40	c	—	(1)	1	c	—
Income before Taxes	375	(2)		373	210	103		313
Provision for Income Taxes	(49)	(37)	d	(86)	56	(130)	d	(74)
Net Income	326	(39)		287	266	(27)		239
Diluted Shares	243.8			243.8	242.5			242.5
Diluted EPS	$1.34	$(0.16)		$1.18	$1.10	$(0.11)		$0.99

	Q4 YTD 2024				Q4 YTD 2023
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	8,562	—		8,562	7,364	—		7,364
Operating Income	1,009	364	a	1,373	652	420	a	1,072
Operating Margin	11.8%			16.0%	8.9%			14.6%
Interest Expense	(44)	—		(44)	(49)	—		(49)
Other Non-Operating Income (Expense)	16	—		16	33	—		33
Gain on Joint Venture Remeasurement	152	(152)	b	—	—	—		—
Gain/(Loss) from sale of businesses	(46)	46	c	—	(1)	1	c	—
Income before Taxes	1,087	258		1,345	635	421		1,056
Provision for Income Taxes	(197)	(107)	d	(304)	(26)	(205)	d	(231)
Net Income	890	151		1,041	609	216		825
Diluted Shares	243.5			243.5	218.2			218.2
Diluted EPS	$3.65	$0.62		$4.27	$2.79	$0.99		$3.78

a
Quarter-to-date:
Restructuring & realignment costs: 2024 - $36 million and 2023 - $24 million
Special charges: 2024 - $15 million of acquisition & integration costs and $6 million of intangible asset impairment charges; 2023 - $21 million of acquisition, integration and other related costs and $1 million of other special charges
Purchase accounting intangible amortization: 2024 - $53 million and 2023 - $56 million

Year-to-date:
Restructuring & realignment costs: 2024 - $91 million and 2023 - $106 million
Special charges: 2024 - $50 million of acquisition & integration related costs and $7 million of intangible asset impairment charges; 2023 - $134 million of acquisition, integration and other related costs and $4 million of intangible asset impairment charges
Purchase Accounting Intangible amortization: 2024 - $216 million and 2023 - $176 million

b	Gain on joint venture remeasurement as per income statement
c	Gain/(Loss) from sale of business as per income statement for all periods presented
d
Quarter-to-date: 2024 - Net tax impact on pre-tax adjustments (note a and c) of $29 million and other tax special items of $8 million; 2023 - Net tax impact on pre-tax adjustments (note a) of $23 million and other tax special items of $107 million
Year-to-date: 2024 - Net tax impact on pre-tax adjustments (note a and c) of $88 million and other tax special items of $19 million; 2023 - Net tax impact on pre-tax adjustments (note a) of $90 million and other tax special items of $115 million

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2024
	Q1	Q2	Q3	Q4	Total
Net Income	153	194	217	326	890
Net Income Margin	7.5%	8.9%	10.3%	14.5%	10.4%
Depreciation	61	62	68	67	258
Amortization	73	83	73	75	304
Interest Expense (Income), net	7	6	5	(2)	16
Income Tax Expense	43	53	52	49	197
EBITDA	337	398	415	515	1,665
Share-based Compensation	18	13	12	13	56
Restructuring & Realignment	15	29	11	36	91
Special Charges	16	13	7	21	57
Gain on remeasurement of previously held equity interest	—	—	—	(152)	(152)
Loss/(Gain) from sale of business	5	(1)	2	40	46
Adjusted EBITDA	391	452	447	473	1,763
Revenue	2,033	2,169	2,104	2,256	8,562
Adjusted EBITDA Margin	19.2%	20.8%	21.2%	21.0%	20.6%

2023
	Q1	Q2	Q3	Q4	Total
Net Income	99	92	152	266	609
Net Income Margin	6.8%	5.3%	7.3%	12.6%	8.3%
Depreciation	28	41	63	61	193
Amortization	32	51	84	76	243
Interest Expense (Income), net	2	5	6	8	21
Income Tax Expense	27	22	33	(56)	26
EBITDA	188	211	338	355	1,092
Share-based Compensation	12	15	18	15	60
Restructuring & Realignment	11	36	33	23	103
Special Charges	25	67	22	22	136
Loss/(gain) from sale of business	—	—	—	1	1
Adjusted EBITDA	236	329	411	416	1,392
Revenue	1,448	1,722	2,076	2,118	7,364
Adjusted EBITDA Margin	16.3%	19.1%	19.8%	19.6%	18.9%